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                                                                   Exhibit 10.43

                              EMPLOYMENT AGREEMENT
                           DATED AS OF OCTOER 11, 2000
                          BETWEEN GLOBAL CROSSING LTD.
                                       AND
                                 THOMAS J. CASEY

     Thomas J. Casey ("Executive") and Global Crossing Ltd. ("Company") hereby agree as follows:

     1. Term. The term of Executive's employment by the Company under this
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Agreement (the "Term") shall commence on and as of October 11, 2000 for a three-year term ending October 11, 2003, and continue thereafter for successive one-year terms (the initial three-year term and each one-year term thereafter, collectively the "Term"), unless either the Company or Executive gives notice to the other at least six (6) months in advance of the expiration of the current term that it wishes to terminate this Agreement, in which event this Agreement shall terminate as of the end of such Term, unless earlier terminated as hereafter provided.

     2. Title and Duties. During the Term, Executive shall be employed by the
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Company as Chief Executive Officer ("CEO") reporting to Chairman of the Board of
Directors of the Company (the "Chairman"). Executive shall devote his full-time attention and energies to the business of the Company; provided, however, that the foregoing shall not preclude Executive from engaging in charitable and community affairs or managing his personal passive investments, so long as such activities do not materially interfere or conflict with his duties hereunder. Executive shall immediately resign from all positions of employment and directorship with Pacific Capital Group, Inc. Executive shall perform such duties, which shall not be inconsistent with his position as CEO, as are assigned to him from time to time by the Chairman, and any other duties undertaken or accepted by Executive consistent with his position as CEO. The Company agrees to use its best efforts during the Term to continue Executive's membership on the Board of Directors of the Company, and Executive agrees to continue to serve on the Board.

     3. Salary; Loan.
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     (a)  Executive shall receive a salary of $1,100,000 per annum. Executive's salary shall be reviewed at least annually commencing in 2002 and may be increased but not decreased. Executive's annual salary rate, as it may be increased from time to time hereunder, shall be referred to as the "Base Salary." Base Salary payments shall be made in equal installments in accordance with the Company's then prevailing payroll policy.

     (b) The Company shall grant to Executive a full recourse, secured loan as soon as reasonably practicable after the commencement of Executive's employment with the Company as CEO, in an aggregate principal amount of $8 million (the "Loan"). The Loan shall bear interest at the minimal rate required to make the Loan an arms length transaction for tax
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          purposes. The Loan, plus any interest accrued thereon, shall be due and payable in full at the earliest of (i) October 11, 2005, (ii) termination of Executive's employment by the Company for Cause (as defined below) or (iii) a resignation by Executive other than pursuant to Section 10. In the event of Executive's default in the payment of the Loan (or interest accrued thereon) required in this Section 3, to the extent permitted by law, the Company shall have the right to offset such amounts against any other amounts which may be owed by the Company to Executive. Executive's default in the payment of the Loan (or interest accrued thereon) required in this Section 3 shall be grounds for termination with Cause.

     4. Annual Bonus. For each year of the Term, Executive will be eligible for
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an annual bonus which will be determined by the Board of Directors or the appropriate committee thereof, provided that in no event shall such Annual Bonus be less than 100% of the Base Salary for such year (Annual Bonus")

     5. Stock Options. The Company shall grant to Executive 2,000,000 options to
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purchase common stock of Global Crossing Ltd. (the "October 11 Stock Options")
vesting over 3 years as follows: 34% on October 11, 2000; 22% on October 11, 2002; and 22% on October 11, 2003. The strike price will be $21.8125. All Stock Options granted to Executive prior thereto will become immediately vested and exerciseable upon termination without Cause (as defined herein), death or Disability. Except where such terms and conditions are inconsistent herewith, Stock options are subject to the additional terms and conditions set forth in the 1998 Global Crossing Ltd., Stock Incentive Plan and the Non-Qualified Stock Option Agreement to be provided to you.

     6. Benefits. Executive shall be entitled to receive the following benefits:
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     (a)  Use of the Company's private aircraft for business (including travel by Executive's immediate family when accompanied by Executive), provided that Executive will be subject to imputed income based on Internal Revenue Service regulations for travel by his immediate family, when such travel by Executive's immediate family is not business related. No such trips shall interfere with Executive's performance of his responsibilities as Chief Executive Officer. At the Chairman's discretion, the Company's private aircraft may be made available to Executive for personal use.

     (b) Four (4) weeks paid vacation each year during the Term. The maximum accrued vacation shall be four (4) weeks.

     (c) The Executive shall be treated in at least the same manner as, and shall be entitled to at least such benefits and other perquisites and terms and conditions of employment at least no less favorable than those generally provided to the most senior officers of the Company.

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     7. Reimbursement for Expenses. Executive is expected to incur various
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business expenses customarily incurred by persons holding like positions, including but not limited to traveling, entertainment and similar expenses, all of which are to be incurred by Executive in the belief that they will benefit the Company. Subject to the Company's policy regarding the reimbursement and non-reimbursement of such expenses, the Company shall reimburse Executive for such expenses from time to time, at Executives request, and Executive shall account to the Company for such expenses.

     8. Protection of the Company's Interests.
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     a)   During the Term of Executive's employment by the Company, Executive will not compete in any manner, directly or indirectly, whether as a principal, employee, consultant, agent, owner of otherwise, with the Company or any affiliate thereof except that the foregoing will not prevent Executive from holding at any time less that 5% of the outstanding capital stock of any company whose stock is publicly traded.

     b) To the extent permitted by law, all rights worldwide with respect to any and all intellectual or other property of any nature produced, created or suggested by Executive during the Term of his employment or resulting from his service shall be deemed to be a work for hire and shall be the sole and exclusive property of the Company. Executive agrees to execute, acknowledge and deliver to the Company, at the Company's request, such further documents as the Company reasonably finds appropriate to evidence the Company's rights in such property. Any confidential and/or proprietary information of the Company or any affiliate thereof (including, without limitation, any information relating to the identities, capabilities, compensatory and contractual arrangements and/or general personnel data of employees of the Company and its affiliates) shall not be used by Executive or disclosed or made available by Executive to any person except as required in the course of his employment, and upon expiration or earlier termination of the term of this Agreement, Executive shall return to the Company all such information that exists in written or other physical form (and all copies thereof) under his control. Executive agrees to sign the Company's standard form of confidentiality agreement contemporaneously with the execution and delivery of this Agreement.

     9. Termination. In addition to any right to terminate under Section 1
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above, and subject to Section 3(b):

     (a) The Company shall have the right to terminate Executive's employment with the Company and the Term at any time and for any reason.

     (b) If Executive's employment is terminated for Cause (as defined below), unless otherwise set forth in this Section 9(b), Executive's rights and the Company's obligations hereunder, and all stock options granted in accordance with this Agreement, shall forthwith terminate in their entirety.

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          Executive shall remain entitled, in the event his employment is terminated for Cause, to any accrued but unpaid Base Salary, Annual Bonus and vacation pay through the date of termination plus any compensation or benefits to which he may be entitled pursuant to the terms and conditions of any applicable employee compensation or benefit plan of the Company (in the aggregate, the amounts in this sentence shall be the "Accrued Amounts"). "Cause" as used in this Agreement shall mean: (i) conviction of a felony under the laws of the United States or any state thereof, or (ii) material breach of the Company's standard form of confidentiality agreement.

     (c) If Executive's employment is terminated by the Company by reason of death or Disability (as defined below), then Executive (or his estate or beneficiary, as applicable) shall receive the Accrued Amounts, and any options to purchase Company common stock shall be treated as fully vested and exercisable. For this purpose, "Disability" shall mean an illness or other disability which has totally and permanently incapacitated Executive from performing his duties as CEO on a substantially full-time basis as described in the Company's long-term disability plan

     (d) If Executive's employment is terminated by the Company other than for Cause, death or Disability, or by Executive pursuant to Section 10, Executive shall be entitled to receive (i) the Accrued Amounts and
          (ii) a lump sum termination payment equal to two times the sum of Executive's then Base Salary and Average Bonus (as defined below). Such lump sum termination payment shall be made to Executive not later than 30 days after the date of such termination. For purposes of this Agreement, "Average Bonus" shall mean the average of the last two annual bonus amounts paid to (or deferred in respect of) Executive prior to his termination date. Any option to purchase Company common stock shall be treated as fully vested and exercisable. The payments described in this Section 9 shall be Executive's sole and exclusive remedy under this Agreement in the event of any termination.

     10. Resignation By Executive. Prior to the end of the Term, Executive shall
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have the right to resign his employment under this Agreement and the Term upon
30 days' notice to the Company given within 60 days following the occurrence of any of the following events, provided that the Company shall have 20 days after the date such notice has been given to the Company in which to cure the conduct or cause specified in such notice:

     (a) Executive is not elected or retained in accordance with Section 2 as CEO and a director of the Company;

     (b) There is a significant reduction in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities;

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     (c)  There is a substantial and continued reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements available to a level below that which is reasonably necessary for the performance of Executive's duties;

     (d) The Company shall reduce the Base Salary or shall deny Executive eligibility for annual bonuses, or the Company shall fail to make any compensation payment required hereunder;

     (e)  Any material breach of this agreement by the Company.


     11. Assignment. The Company may assign this Agreement or all or any part of
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its rights hereunder to any entity that succeeds to all or substantially all of the Company's assets or that holds, directly or indirectly, all or substantially all of the capital stock of the Company or that is otherwise a successor in interest to the Company generally, and this Agreement shall insure to the benefit of, and be binding upon, such assignee or successor in interest. This Agreement is personal to Executive and Executive may not, without the express written permission of the Company, assign or pledge any rights or obligations hereunder to any person, firm, corporation or other entity.

     12. Key Man Insurance. The Company shall have the right to secure, in its
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own name or otherwise, and at its own expense, life, disability, accident or other insurance covering Executive and Executive shall have no right, title or interest in or to such insurance. Executive shall assist the Company in procuring such insurance by submitting to reasonable examinations and signing such applications and other instruments as may be required by the insurance carriers to which applications is made for any such insurance.

     13. Post-Termination Obligation. After the expiration or earlier
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termination of the Executive's employment hereunder for any reason whatsoever,
Executive shall not either alone or jointly, with or on behalf of others, either directly or indirectly, expressly or implied, whether as principal, partner, agent, shareholder, director, employee, consultant or otherwise, at any time during a period of two years following such expiration or termination, solicit in any manner whatsoever the employment or engagement of, either for his own account or for any other person, firm, company or other entity, any person who is employed by the Company or any affiliated entity, whether or not such person would commit any breach of his contract of employment by reason of his leaving the service of the Company or any affiliated entity.

     14. Entire Agreement, Amendment, Waiver, Etc.
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     (a)  This Agreement supersedes all prior and/or contemporaneous agreement and/or statements (including, without limitation, the letter agreements between Pacific Capital Group, Inc. and Executive, dated September 11, 1998, and the Assumption and Makeup Agreement between Pacific Capital Group, Inc. and the Company, dated as of February 22,
          1999),

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          whether written or oral, concerning the terms of Executive's employment, and no amendment or modification of this Agreement shall be binding unless set forth in writing signed by the Company and Executive. No waiver by either party of any breach by the other party of any provision or condition of this Agreement shall be effective unless in writing and signed by the party effecting the waiver, and no such waiver shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

     (b) All payments required to be made to Executive hereunder, whether during the term of his employment hereunder or otherwise, shall be subject to all applicable federal, state and local tax withholding laws.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event of any controversy or claim by either party hereunder, the prevailing party in any final and legally binding adjudication or arbitration (as to which all periods for the filing of any appeal have expired) with respect to such controversy or claim shall be entitled to reimbursement from the losing party for reasonable attorney's fees and costs and for all other reasonable expenses of such adjudication or arbitration.

     15 Notices. All notices that either party is required or may desire or give
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the other shall be in writing and shall be effective (i) upon personal delivery or (ii) three business days after deposit of the same with the United States Postal Service for delivery by certified mail, return receipt requested, addressed to the party to be given notice as follows:

   To Company:       Global Crossing Ltd.
                     360 N. Crescent Drive
                     Beverly Hills, CA 90210
                     Attn: Lodwrick Cook, Co-Chairman

   To Executive:     Thomas J. Casey
                     12903 Chalon Rd.
                     Los Angeles, CA 90049
Either party may by written notice designate a different address for giving notices. The date of mailing of any such notices shall be deemed to be the date on which such notice is given.

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     16. Arbitration. Any dispute arising out of this Agreement shall be
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determined by arbitration in Los Angeles, California, under the rules of the
American Arbitration Association then in effect and judgement upon any award pursuant to such arbitration may be enforced in any court having jurisdiction thereof, provided that each of the parties to this Agreement will appoint one person as an arbitrator to hear and determine the dispute, and if they are unable to agree, than the two arbitrators so chosen will select a third impartial arbitrator whose decision will be final and conclusive upon the parties to this Agreement.

     17. Certain Additional Payments by the Company. Anything in this Agreement
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to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution by the Company to or for the benefit of the Executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any corresponding provisions of state or local tax laws as a result of payment upon a change of control, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

     18. Headings. The headings set forth herein are included solely for the
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purpose of identification and shall not be used for the
purpose of construing the meaning of the provisions of this Agreement.

     19. Counterparts. This Agreement may be executed in two or more
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counterparts, each of which will be deemed an original

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            GLOBAL CROSSING LTD.



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THOMAS J. CASEY                             LODWRICK COOK,
                                            CO-CHAIRMAN

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